EXHIBIT 99.2

Royal Gold Announces Peak Gold Resource Estimate

DENVER, COLORADO. JUNE 2, 2017:  ROYAL GOLD, INC. (NASDAQ:RGLD) (together with its subsidiaries, “Royal Gold” or the “Company”) is pleased to report that the Peak Gold joint venture (“Peak Gold”), of which our Royal Alaska subsidiary is a party, completed an estimate of mineralized material1 at the Peak and North Peak deposits located near Tok, Alaska. The estimate of measured and indicated resources2 contained within mineralized material at a $1,400 per ounce gold pit shell consists of 11.3 million tonnes grading 3.46 grams per tonne (“gpt”) gold, 14.09 gpt silver, and 0.16% copper.

“These initial results are a great start and Peak Gold has identified several additional targets that will be pursued over the balance of the year.” commented Tony Jensen, President and CEO of Royal Gold. “We are encouraged by the robust grade and near surface characteristics of the deposits, which are located just a few miles from the intersection of Alaska Highways 1 and 2. We already own a royalty on the project and we will continue to focus on opportunities in the future aligned with our core business model. Peak Gold is progressing as we had hoped it would to this point, and we have appreciated an excellent working relationship with our host community of the Native Village of Tetlin and our joint venture partner, Contango ORE, Inc.”

The measured and indicated resources were calculated with resource cones at a gold price of $1,200 per ounce with a cut-off grade of 0.5 grams per tonne and at $1,400 gold with a cut-off grade of 0.43 grams per tonne.

Measured and Indicated within $1200/oz Gold Pit Shell at a 0.50 g/t AuEq Cut-off Grade

		Grade > Cut-off			Contained Metal
Class	Tonnage(kt)	Au(g/t)	Ag(g/t)	Cu(%)	Au(koz)	Ag(koz)	Cu(Mlbs)
Measured	484	6.25	16.73	0.15	97.3	260.4	1.6
Indicated	10,117	3.51	14.06	0.16	1,142.6	4,573.3	35.7
M&I	10,601	3.64	14.18	0.16	1,239.9	4,833.7	37.3

1 The U.S. Securities and Exchange Commission does not recognize this term. Mineralized material is that part of a mineral system that has potential economic significance but cannot be included in the proven and probable ore reserve estimates until further drilling and metallurgical work is completed, and until other economic and technical feasibility factors based upon such work have been resolved. Investors are cautioned not to assume that any part or all of the mineral deposits in this category will ever be converted into reserves.

2 The terms measured and indicated resource are not SEC recognized terms. Estimates of resources are subject to further exploration and development, are subject to additional risks, and no assurance can be given that they will eventually convert to future reserves.

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Measured and Indicated within $1400/oz Gold Pit Shell at a 0.43 g/t AuEq Cut-off Grade

		Grade > Cut-off			Contained Metal
Class	Tonnage(kt)	Au(g/t)	Ag(g/t)	Cu(%)	Au(koz)	Ag(koz)	Cu(Mlbs)
Measured	486	6.22	16.65	0.15	97.2	260.2	1.6
Indicated	10,808	3.34	13.97	0.16	1,159.5	4,854.5	38.0
M&I	11,294	3.46	14.09	0.16	1,256.7	5,114.7	39.6

Equivalent Gold = Au + 0.0122 x Ag

Mineralized material, of which measured and indicated resources are a subset3, at various cutoff grades are show below.

		Grade > Cut-off			Contained Metal
Cut-off (g/t AuEq)	Tonnage(kt)	Au(g/t)	Ag(g/t)	Cu(%)	Au(koz)	Ag(koz)	Cu(Mlbs)
0.30	18,142	2.62	13.64	0.15	1,526	7,957	61
0.40	16,730	2.81	14.23	0.16	1,514	7,656	58
0.50	15,650	2.98	14.68	0.16	1,502	7,387	55
0.60	14,702	3.15	15.10	0.16	1,488	7,139	52
0.70	13,883	3.30	15.38	0.16	1,474	6,864	49
0.80	13,110	3.46	15.66	0.16	1,458	6,602	47
0.90	12,378	3.62	15.94	0.16	1,442	6,343	45
1.00	11,663	3.80	16.14	0.17	1,423	6,053	42

Equivalent Gold = Au + 0.0122 x Ag

About Peak Gold

Peak Gold, LLC is a joint venture between Royal Alaska, LLC ("Royal Alaska"), a wholly-owned subsidiary of Royal Gold, and Contango ORE, Inc. (“Contango Ore”). Peak Gold holds a 675,000 acre lease with the Native Village of Tetlin and an additional 168,200 acres of State of Alaska mining claims, all located near Tok, Alaska, on which Peak Gold explores for minerals. Royal Alaska has the right to earn up to a 40% membership interest in Peak Gold by making total contributions of up to $30.0 million to Peak Gold by October 31, 2018. As of March 31, 2017, Royal Alaska contributed approximately $20.0 million to Peak Gold and held a 24.9% membership interest in the joint venture. Once Royal Alaska has earned a 40% interest in the joint venture, Royal Alaska will have the additional right to require Contango Ore to sell up to 20% of its interest in Peak Gold in a sale of Royal Alaska’s entire 40% interest to a bona fide third party purchaser. Royal Gold also holds a 3.0% net smelter return (“NSR”) royalty over the area of the Tetlin lease and certain State of Alaska mining claims and a 2.0% NSR royalty over certain other State of Alaska mining claims held by Peak Gold.

3 The quantity and grade of Inferred Resources included in this estimation are uncertain in nature and there has been insufficient exploration to define these Inferred Resources as an Indicated or Measured Mineral Resource and it is uncertain if further exploration will result in upgrading them to an Indicated or Measured Mineral Resource category.

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About Royal Gold

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties, and similar production based interests.  The Company owns interests on 194 properties on six continents, including interests on 38 producing mines and 22 development stage projects. Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include estimates of mineralized material and measured and indicated resources provided by the Peak Gold joint venture. Net gold and metal resources are subject to certain assumptions and do not reflect actual ounces that will be produced. Like any stream, royalty or similar interest on a non-producing or not-yet-in-development project, our interests on development projects are subject to certain risks, such as the ability of operators to bring projects into production and operate in accordance with feasibility studies, and the ability of Royal Gold to make accurate assumptions regarding production and operating parameters, valuation and timing and amount of payments. Factors that could cause actual results to differ materially include, among others, precious metals and copper prices; the ability of operators of development properties to finance project construction to completion and bring projects into production as expected; operators’ delays in securing or inability to secure necessary governmental permits; decisions and activities of the operators of the Company’s stream and royalty properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the mining properties may encounter; completion of feasibility studies; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s stream and royalty properties; contests to the Company’s stream and royalty interests and title and other defects to the Company’s stream and royalty properties; errors or disputes in calculating stream deliveries and royalty payments, or deliveries and payments not made in accordance with stream and royalty agreements; economic and market conditions; risks associated with conducting business in foreign countries; changes in laws governing the Company and its stream and royalty properties or the operators of such properties; and other subsequent events; as well as other factors described in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

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